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                                    EXHIBIT 1


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                                                                     Exhibit 1

                                    AGREEMENT

     The undersigned hereby agree that this statement on Schedule 13D with respect to the beneficial ownership of shares of Common Stock of UNC Incorporated is filed jointly, on behalf of each of them.

Dated: June 7, 1996
                                    BRIDGE PARTNERS, L.P.

                                    By: CARSON STREET PARTNERS, INC.,
                                        General Partner

                                        By: /s/ John W. Gildea
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                                            Name: John W. Gildea
                                            Title: Chief Executive Officer and
                                                   President

                                    CARSON STREET PARTNERS, INC.

                                    By:  /s/ John W. Gildea
                                         ----------------------------------
                                         Name: John W. Gildea
                                         Title: Chief Executive Officer and
                                                President

                                    By: /s/ John W. Gildea
                                        ----------------------------------
                                        John W. Gildea

                                    NETWORK FUND III, LTD.

                                    By: GILDEA MANAGEMENT COMPANY,
                                        Investment Advisor

                                        By: /s/ John W. Gildea
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                                            Name: John W. Gildea
                                            Title: President